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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Metalico, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2006
Annual Meeting
Of Stockholders
Proxy Statement
and
Form 10-K
For Year Ended December 31, 2005

METALICO, INC.
186 North Avenue East
Cranford, New Jersey 07016
Dear Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Metalico, Inc. The meeting will be held at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, at 9:30 a.m. local time, on Tuesday, May 23, 2006.
      The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Metalico’s current operations and will be available to respond to questions from stockholders.
      Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting.
      I hope you will join us.

Sincerely,

Carlos E. Agüero
President and Chief Executive Officer

METALICO, INC.
186 North Avenue East
Cranford, New Jersey 07016
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 23, 2006
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Metalico, Inc., a Delaware corporation (the “Company”), will be held on May 23, 2006, at 9:30 a.m. local time at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, for the following purposes:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

2. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006;

3. To consider and approve the Metalico, Inc. 2006 Long-Term Incentive Plan; and

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      Only stockholders of record at the close of business on April 6, 2006, are entitled to vote at the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Arnold S. Graber
Executive Vice President, General Counsel and Secretary
Cranford, New Jersey
April 13, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

METALICO, INC.
186 North Avenue East
Cranford, New Jersey 07016
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2006
PROXY STATEMENT
       This Proxy Statement is furnished to holders of common stock, $.001 par value per share, and preferred stock, $.001 par value per share of Metalico, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Stockholders to be held at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, at 9:30 a.m. local time, on Tuesday, May 23, 2006, and at any postponement or adjournment thereof.
      This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about April 13, 2006.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of Directors, the ratification of our Audit Committee’s appointment of independent accountants, and the approval of the 2006 Long-Term Incentive Plan. In addition, management will respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?
      Only stockholders of record at the close of business on April 6, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What voting rights will stockholders have?
      Holders of both our common stock and our preferred stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. Under our Certificate of Incorporation, holders of shares of common stock and holders of shares of preferred stock vote together as a single class and not as separate classes.

How many votes will be required for approval?
      Holders of preferred stock may designate up to four of our Directors under our Certificate of Incorporation and, by agreement, holders of a majority of the outstanding shares (including shares of preferred stock) are committed to voting in favor of the nominees designated by the preferred stockholders. However, two investors entitled to seats on our Board have waived their rights to nominate Directors. Votes may be cast in favor of the election of each Director nominee or withheld for any or all of the nominees. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for the election of each Director, the ratification of our appointment of independent accountants, and the approval of the 2006 Long-Term Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

How many shares of stock are outstanding and entitled to vote at the Annual Meeting?
      As of the record date for the Annual Meeting, April 6, 2006, the Company had 7,972,725 shares of common stock outstanding and entitled to be voted and 16,510,658 shares of preferred stock outstanding and entitled to be voted, or a total of 24,483,383 shares outstanding and entitled to vote. We have no other classes of stock issued or outstanding.

What constitutes a quorum?
      Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of outstanding shares of our stock entitled to vote (meaning a majority of the combined total of outstanding common and preferred shares) will constitute a quorum.
      For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum.

What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the Directors named in this Proxy Statement as described in Proposal 1;

•	“FOR” ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2006 as described in Proposal 2; and

•	“FOR” approval of the Metalico, Inc. 2006 Long-Term Incentive Plan as described in Proposal 3.

How are votes counted?
      In the election of Directors, you may vote “FOR” each nominee or your vote may be “WITHHELD” with respect to each nominee. For the ratification of the appointment of our independent auditor and approval of the 2006 Long-Term Incentive Plan, you may: (a) vote for the matter, (b) vote against the matter, or (c) abstain from voting on the matter. The results of votes cast by proxy are tabulated and certified by our transfer agent, Corporate Stock Transfer, Inc. Then, votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an election inspector for the Annual Meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum — that is, a majority of the holders of the outstanding shares entitled to vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

How do I vote?
      You can vote either by completing, signing and dating the proxy card you received with this Proxy Statement and returning it in the envelope provided, or by attending the Annual Meeting and voting in person if you are a stockholder of record. If you are a beneficial owner of your shares, you may also use telephone or internet voting procedures if your broker provides them. If you are a beneficial owner of your shares and you wish to vote in person, then you must bring to the Annual Meeting a copy of a brokerage statement reflecting your stock ownership as of April 6, 2006. Regardless of how you own your shares, you must also bring appropriate positive identification in order to vote at the Annual Meeting.

How will my proxy be voted?
      If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions, be voted “FOR” all proposals described in this Proxy Statement and, as to any other matters properly brought before the Annual Meeting or any postponement or adjournment thereof, in the sole discretion of the proxies in accordance with the directions indicated on the proxy card.
      A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?
      Those terms refer to the following. You are a:

“Stockholder of record” if your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc. You are considered, with respect to those shares, to be the stockholder of record, and these proxy materials have been sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

“Beneficial owner” if your shares are held in a stock brokerage account, including an Individual Retirement Account, or by a bank or other nominee. You are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares (your broker or nominee has enclosed a voting instruction card for you to use) and you are invited to attend the Annual Meeting.

What are “broker non-votes”?
      If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker or nominee with respect to which the broker or nominee does not have discretionary power to vote on a particular proposal or with respect to which instructions were never received from the beneficial owner. Shares which constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting, even though the same shares will be considered present for quorum purposes and may be entitled to vote on other proposals.

What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?
      The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, your signed proxy card gives authority to the proxies designated for the Annual Meeting to vote on those matters in their discretion.

Who pays for the cost of soliciting proxies?
      This solicitation of proxies is made by our Board of Directors and the Company will bear the cost. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our Third Amended and Restated Certificate of Incorporation provides that the Company’s Board will consist of not more than seven Directors. The Company’s Bylaws state that the exact number of Directors will be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office. The authorized number of Directors of the Company is currently set at seven. Each Director will be elected to serve until his term has expired and until his successor has been duly elected and qualified. The Certificate of Incorporation and Bylaws provide for a single class constituting the entire Board of Directors, to be elected at the Annual Meeting except in cases of vacancies between Annual Meetings. All of the Directors were previously elected to their present terms of office by stockholders of the Company. At the 2006 Annual Meeting of Stockholders, six Directors are to be re-elected for a term expiring at the next Annual Meeting or until election and qualification of their successors. One position on the Board is expected to remain vacant at this time and the Board has no current plans to fill this vacancy.
      The accompanying proxy solicited by the Board of Directors will be voted for the election of the nominees named below for a term expiring at the 2007 Annual Meeting of Stockholders, unless the proxy card is marked to withhold authority to vote for such nominees. All nominees are at present members of the Company’s Board of Directors.
      The nominees for election to the Board of Directors at the 2006 Annual Meeting of Stockholders are set forth below. If any of the nominees should become unavailable for election to the Board of Directors, the proxy holders or their substitutes will be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.
      Carlos E. Agüero, age 53, founded the Company in August 1997 and has served as the Chairman of the Board, President and Chief Executive Officer since that time. From 1988 to 1996, he held the positions of President, Chief Executive Officer and a director of Continental Waste Industries, which he founded in 1988 and helped guide through more than thirty acquisitions and mergers. Continental commenced trading on the Nasdaq National Market in 1993 and was acquired by Republic Industries in 1996.
      Michael J. Drury, age 49, has been an Executive Vice President since our founding in August 1997 and a Director since September 1997. He served as our Secretary from March 2000 to July 2004. From 1988 to 1997, Mr. Drury was Senior Vice President, Chief Financial Officer and a director of Continental Waste Industries. He has a degree in accounting and is experienced in acquisition development, investor relations, operations and debt management.
      Earl B. Cornette, age 80, has been a Director since September 1997. Since 1995, Mr. Cornette has been President of EBC Consulting, Inc., a consulting firm in the lead and environmental industries based in Palm Harbor, Florida. From 1990 to 1995, Mr. Cornette was Chairman of the board of directors of Schuylkill Holdings Corporation, a secondary lead smelter. From 1989 to 1997, Mr. Cornette was Chairman of the Association of Battery Recyclers, an organization composed of secondary lead smelting companies dedicated to sound recycling practices and good environmental controls. From 1995 to 1997, Mr. Cornette was also a consultant to ENTACT, Inc., a firm that specializes in environmental cleanups, especially lead related.
      Bret R. Maxwell, age 47, has been a Director since September 1997. He has been the managing general partner of MK Capital LP, a venture capital firm specializing in investments in technology and outsourcing companies, since its formation in 2002. Beginning in 1982, Mr. Maxwell was employed by First Analysis Corporation, where he founded the venture capital practice in 1985 and was later co-chief executive officer. Mr. Maxwell has been designated a Director by, collectively, five investment funds managed by Mr. Maxwell, First Analysis Corporation, and others that hold a portion of the Company’s preferred stock, pursuant to our Certificate of Incorporation and to the Stockholders’ Agreement described below. He is the managing general partner of three of the funds and a general partner of the other two. Mr. Maxwell chairs the Board’s Compensation Committee.

      Walter H. Barandiaran, age 53, has been a Director since June 2001. He is a founder and a managing partner of The Argentum Group, a New York-based private equity firm founded in 1987 that serves as a general partner of several investment funds focusing in the healthcare services, information technology, industrial sector, and outsource businesses. Mr. Barandiaran also serves as the Chairman of HorizonWimba, Inc., a software platform for virtual classrooms and collaboration tools, since 2002; and as the Chairman of AFS Technologies, Inc., a provider of ERP software to the food industry, since 2003. Mr. Barandiaran has also been the CEO of HorizonWimba, Inc. from 2002 until 2004. He additionally serves on the boards of directors of several privately held corporations in which The Argentum Group or its affiliates have invested. Mr. Barandiaran has been designated as a Director by, collectively, two investment funds (Argentum Capital Partners, L.P., and Argentum Capital Partners II, L.P.) that hold a portion of the Company’s preferred stock, pursuant to our Certificate of Incorporation and to the Stockholders’ Agreement described below.
      Paul A. Garrett, age 59, has been a Director since March 2005. From 1991 to 1998 he was the CEO of FCR, Inc., an environmental services company involved in the recycling of paper, plastic, aluminum, glass and metals. Upon FCR’s merger in 1998 into KTI, Inc., a solid waste disposal and recycling concern that operated waste-to-energy facilities and manufacturing facilities utilizing recycled materials, he was appointed vice chairman and a member of KTI’s Executive Committee. He held those positions until KTI was acquired by Casella Waste Systems, Inc., in 1999. For a period of ten years before his entry into the recycling industry Mr. Garrett was an audit partner with the former Arthur Andersen & Co.
      The Board of Directors has determined that each of the Directors other than Carlos E. Agüero and Michael J. Drury is “independent” under the applicable standards of the Securities and Exchange Commission and the American Stock Exchange.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.
PROPOSAL 2
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
      The firm of McGladrey & Pullen, LLP (“M&P”) currently serves as our independent registered public accounting firm and has audited our financial statements for the years ended December 31, 2003, December 31, 2004, and December 31, 2005. M&P does not have and has not had any financial interest, direct or indirect, in the Company, and has not had any connection with the Company except in its professional capacity as our independent auditors. The Audit Committee has appointed M&P as the independent auditor to audit the Company’s financial statements for the year 2006. A representative of M&P will be present at the annual general meeting and will be available to respond to appropriate questions. Although M&P has indicated that no statement will be made, an opportunity for a statement will be provided.
      The ratification by our stockholders of the appointment of M&P is not required by law or by our Bylaws. Our Board of Directors and Audit Committee, consistent with the practice of many publicly held corporations, are nevertheless submitting this appointment for ratification by the stockholders. The affirmative vote of a majority of the votes cast is required for ratification. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of M&P. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services
      The aggregate fees, including billed and estimated unbilled amounts applicable to the Company and its subsidiaries for the years ended December 31, 2005 and 2004, of the Company’s principal accounting firm, McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc., were approximately:

	2005	2004

Audit Fees	$399,500	$471,000
Audit Related Fees	700
Tax Fees	129,300	129,400
All Other	40,100	2,600
      Comparability of Audit Fees and Tax Fees is generally affected by SEC filings made or contemplated and the volume and materiality of the Company’s business acquisitions.
      Audit Fees. Consists of fees for professional services rendered for the audit of our financial statements, assistance or review of SEC filings, proposed SEC filings and other statutory and regulatory filings, preparation of comfort letters and consents and review of the interim financial statements included in quarterly reports.
      Audit-Related Fees. Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees”.
      Tax Fees. Consists of fees for professional services rendered related to tax compliance, tax advice or tax planning.
      All Other Fees. Consists of fees for all other professional services, not covered by the categories noted above.
      Pursuant to the Company’s Audit Committee policies, all audit and permissible non-audit services provided by the independent auditors and their affiliates must be pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The independent auditor and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this policy.
      In considering the nature of the services provided by the independent registered public accountant, our Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accountant and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as rules of the American Institute of Certified Public Accountants.
      THE AUDIT COMMITTEE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY IN 2006.
PROPOSAL 3
APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN
      Subject to the approval of stockholders at the 2006 Annual Meeting, the Metalico, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”) will become effective as of May 23, 2006. The purpose of the 2006 Plan is to attract and retain qualified individuals and to align their interests with those of the stockholders by providing certain employees of the Company and its affiliates and members of the Board with the opportunity to receive stock-based and other long-term incentive grants. The Company currently maintains the Metalico, Inc. 1997 Long-Term Incentive Plan (the “1997 Plan”) under which 797,273 shares are reserved for issuance. As of April 6, 2006, a total of approximately 34,998 shares remain available for award under the 1997 Plan. The

1997 Plan is due to expire on August 22, 2007. The 2006 Plan contemplates the issuance of long-term incentive grants in addition to the awards provided by the 1997 Plan and would remain in effect until May 23, 2016, if approved by the stockholders. If the 2006 Plan is approved by stockholders, no further awards will be made under the 1997 Plan and all future awards will be made under the 2006 Plan.
Plan Description
      This summary of material terms of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached hereto as Appendix A. Stockholders are encouraged to carefully review the 2006 Plan.
      Awards. The 2006 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and other stock-based awards which may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee (or such other committee comprised of independent directors of the Company as our Board of Directors may designate), in each case as such terms are defined in the 2006 Plan. All employees, officers, directors, consultants, or other persons who provide substantial services to the Company are eligible to participate in the 2006 Plan.
      Shares Available. A total of 2,448,338 shares of common stock have been reserved for issuance under the 2006 Plan. If any shares subject to any award are forfeited or the award otherwise terminates without the issuance of the shares subject to the award, those unissued shares, to the extent of any such forfeiture or termination, generally will again be available for grant under the 2006 Plan. The number of shares available under the 2006 Plan will not be reduced by any shares that are granted in substitution or replacement of options or other awards issued by an entity acquired by, or whose assets are acquired by, us.
      Plan Administration. Subject to the express provisions of the 2006 Plan, the Compensation Committee of the Board of Directors has full discretion to interpret the 2006 Plan. In so doing, the Compensation Committee has the authority to:

•	determine the eligible persons to whom, and the time or times at which, awards shall be granted;

•	determine the types of awards to be granted;

•	determine the number of shares to be covered by, or used for reference purposes, for each award;

•	impose terms, limitations, restrictions and conditions on any award as deemed appropriate; and

•	adjust the number of and type of shares available for awards under the 2006 Plan, the number and type of shares subject to outstanding awards, and the exercise price with respect to any award in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction; provided, however, that any fractional shares resulting from any such adjustment shall be rounded to the nearest whole number;

•	to prescribe, amend and rescind rules and regulations relating to the 2006 Plan;

•	to use such objective or subjective factors as it determines to be appropriate, in its sole discretion; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2006 Plan.
      The determinations of the Compensation Committee pursuant to its authority under the 2006 Plan will be conclusive and binding, subject to any restrictions on its authority set forth in the Compensation Committee’s Charter. A copy of our Compensation Committee Charter is available on our website, www.metalico.com.
      Options; Stock Appreciation Rights. Options to purchase shares of our common stock may be granted under the 2006 Plan, either alone or in addition to other awards. The exercise price of an option is determined by the Compensation Committee in its sole discretion, but in the case of incentive stock options within the meaning of Section 422 of the Code may not be less than the fair market value of a share of our common stock on the date the option is granted. The term of each option is fixed by the Compensation Committee in its sole discretion, but no stock option may be exercised more than 10 years after the date the option is granted. Options are exercisable at such time or times as determined by the Compensation Committee. Subject to the other provisions of the 2006 Plan and any applicable award agreement, any option may be exercised by the participant upon payment by delivery of cash, shares of our common stock or other consideration having a fair market value on the exercise date equal to the total option price, or by any combination thereof permitted in the applicable award agreement.
      The aggregate fair market value of the shares of our common stock with respect to which incentive stock options held by any participant may become exercisable for the first time by such participant during any calendar year under the 2006 Plan, including incentive stock options under the 1997 Plan, cannot exceed $100,000, determined at the time of grant, or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code.
      In general, if a 2006 Plan participant’s employment is terminated, other than for death, disability or specified actions initiated by the Company, all of the participant’s options that are not vested are forfeited and all vested options may be exercised within 90 days following termination or they will terminate.
      Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. If any stock appreciation right relates to an option, the stock appreciation right or applicable portion thereof will terminate and will not be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares covered by a related option will not be reduced except to the extent that the number of shares affected by the exercise or termination of the related option exceeds the number of shares not covered by the stock appreciation right. Any option related to any stock appreciation right will no longer be exercisable to the extent the related stock appreciation right has been exercised. The Compensation Committee may impose additional conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.
      Performance Awards. Performance-based awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2006 Plan. The performance criteria to be achieved during any performance period under the 2006 Plan and the length of the performance period are determined by the Compensation Committee. Performance awards are paid only after the end of the relevant performance period, if the applicable performance criteria are met. Performance awards may be paid in cash, shares of our common stock, other property or any combination thereof, as determined by the Compensation Committee, in its sole discretion, at the time of payment. Performance awards may be paid in a lump sum or in installments following the close of the performance period.
      Other Stock-Based Awards. Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property may be granted to participants, either alone or in addition to other awards. Other stock unit awards may be paid in shares of common stock or other securities of the Company, cash or any other form of property as the Compensation Committee determines.
      Shares of our common stock, including securities convertible into common stock, subject to other stock-based awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
      Restricted Shares of Common Stock. Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2006 Plan. Except as otherwise determined by the Compensation Committee at the time of grant, upon termination of employment for any reason during the restriction period, all restricted stock awards still subject to restriction are forfeited by the participant and reacquired by the Company.

      Change in Control. In the event of a change in control, all outstanding awards will become immediately and fully exercisable (or in the case of restricted stock awards, performance awards or other stock unit awards, fully vested and all restrictions will immediately lapse). In addition, the Compensation Committee, in its sole discretion, may provide for a cash payment to be made to a participant upon consummation of the change in control for certain outstanding awards held by such participant, determined on the basis of the value that would be received in such change in control by the holders of the Company’s securities relating to such awards.
      The Compensation Committee, in its discretion, may cancel all outstanding options under the 2006 Plan and, in lieu thereof, provide for the payment to each holder of an outstanding option, whether or not then exercisable, an amount equal to the product of (1) the excess of the price per share paid to stockholders in connection with such change in control over the purchase price per share under the option multiplied by (2) the number of shares subject to such option.
      The 2006 Plan defines “change in control” to mean, generally:

•	the consummation of any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 51% of the surviving corporation;

•	the consummation of any acquisition of all or substantially all of the assets of the Company by any person, corporation or other entity or group acting jointly;

•	the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group acting jointly to elect a majority of the members of our Board of Directors, as then constituted; or

•	the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 51% or more of the combined voting power of the Company’s then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition is expressly approved by resolution of our Board of Directors.
      Other Provisions. The Board of Directors may amend, suspend or terminate the 2006 Plan or the Compensation Committee’s authority to grant awards under the 2006 Plan, but no amendment, alteration or discontinuation may be made (a) without the approval of the Company’s stockholders if such approval is required under any applicable law, rule or regulation, or (b) without the appropriate participant’s consent if it would impair rights under an award previously granted.
      The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in applicable laws, regulations or accounting principles.
      The 2006 Plan also provides that, if the Compensation Committee determines at the time a restricted stock award, a performance award or another stock unit award is granted to an individual that the individual is, or may be, as of the end of the tax year in which the Company would claim a tax deduction related to the award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Committee may condition the lapsing of the restrictions and the distribution of cash, stock or other property pursuant to the award upon the Company having a level of net income, excluding specified items, determined by the Committee. The Committee also has the discretion to reduce, but not increase, the final amount of any performance award or other stock unit award based on such criteria as individual and Company performance.
      The awards to be made in the future to current or future participating officers will be decided at that time and cannot be determined at this time. The actual awards will depend on a number of factors, including an individual’s potential contribution to the business, compensation practices at the time, retention issues and the Company’s stock price.
      Certain Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences of certain transactions contemplated under the 2006 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
      In general: (i) no income will be recognized by an optionee at the time a nonqualified option is granted; (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the then fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be recognized as either short-term or long-term capital gain (or loss) by the optionee depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares at the time of exercise and the purchase price constitutes an item of preference. If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any amount realized in excess of the purchase price will be recognized by the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee generally will be recognized as short-term or long-term gain (or loss) depending on the holding period.
      No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to recognize ordinary income in the year of exercise in an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares, received pursuant to the exercise.
      A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to either a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares to the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the date of transfer of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over the purchase price paid for the shares.
      Generally, no income will be recognized by a participant in connection with the grant of a performance award or other stock-based award. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as ordinary income in the year of payment an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares of common stock, actually or constructively received.
      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) of the Code on compensation paid to specified executive officers and (ii) any applicable reporting obligations are satisfied. Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation (the “covered employees”) to $1 million per fiscal year, with exceptions for certain performance-based compensation made under qualifying, shareholder-approved plans. The 2006 Plan is designed so that certain stock option awards, restricted stock awards, performance awards and other stock-based awards under the 2006 Plan will constitute performance-based compensation for purposes of Section 162(m).
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE METALICO, INC. 2006 LONG-TERM INCENTIVE PLAN.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information with respect to the beneficial ownership of shares of our common stock and our preferred stock as of April 6, 2006 for (i) each person known by us to beneficially own more than 5% of each class, if any, (ii) each of our Directors and each of our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation,” and (iii) all of our Directors and executive officers as a group. The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership is based on 7,972,725 shares of common stock outstanding and 16,510,658 shares of preferred stock outstanding as of April 6, 2006. Shares of our preferred stock are convertible into shares of our common stock on a share-for-share basis at the option of the holder or upon the occurrence of certain events more fully described in our Certificate of Incorporation. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which a person possesses sole or shared voting or investment power. Except as otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to convertible notes, warrants, and options held by that person that are exercisable as of the date of this table, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of calculating percentage ownership of any other person. Unless otherwise stated, the address of each person in the table is c/o Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016. Beneficial ownership representing less than 1% of the outstanding shares of common stock or preferred stock or less than 1% of combined voting power, as applicable, is denoted with an ”*.”

				Percent of Fully
	Title of	Number of	Percent of	Diluted Voting
Name and Address of Beneficial Owner	Stock Class	Shares(1)	Class	Power(2)

5% Shareholders
RFE Investment Partners V, L.P.	Common	0		18.4%
36 Grove Street	Preferred	4,517,561	27.4%
New Canaan, Connecticut 06840
Infrastructure & Environmental Private Equity Fund III, LP
The Productivity Fund III, L.P.
Apex Investment Fund III, LP
Environmental & Information Technology Private Equity Fund III
Apex Strategic Partners, LLC
c/o First Analysis Corporation(3)	Common	91,393	1.1%	18.6%
One South Wacker Drive, Suite 3900	Preferred	4,476,800	27.1%
Chicago, Illinois 60606
Seacoast Capital Partners Limited Partnership	Common	120,000	1.5%	8.5%
55 Ferncroft Road	Preferred	1,954,963	11.8%
Danvers, Massachusetts 01923

					Percent of Fully
	Title of	Number of		Percent of	Diluted Voting
Name and Address of Beneficial Owner	Stock Class	Shares(1)		Class	Power(2)

Argentum Capital Partners II, L.P.
Argentum Capital Partners, L.P.
c/o The Argentum Group(4)	Common	424,298		5.2%	7.7%
60 Madison Avenue, 7th Floor	Preferred	1,489,326		9.0%
New York, New York 10010
Kitty Hawk Capital Limited Partnership IV	Common	100,000		1.3%	5.1%
2700 Coltsgate Road, Suite 202	Preferred	1,147,825		7.0%
Charlotte, North Carolina 28211

Directors and Executive Officers
Carlos E. Agüero,	Common	3,600,438	(5)	44.6%	23.6%
Director and Chairman, President and	Preferred	2,197,676		13.3%
Chief Executive Officer
Michael J. Drury,	Common	270,191	(6)	3.3%	1.4%
Director and Executive Vice President	Preferred	65,629		*
Earl B. Cornette,	Common	102,500		1.3%	*
Director(7)	Preferred	131,258		*
Bret R. Maxwell,	Common	230,239		2.9%	19.2%
Director(8)	Preferred	4,476,800		27.1%
c/o MK Capital 1033 Skokie Boulevard, Suite 430 Northbrook, Illinois 60062
Walter H. Barandiaran,	Common	424,298		5.2%	7.7%
Director(9)	Preferred	1,489,326		9.0%
c/o The Argentum Group 60 Madison Avenue, 7th Floor New York, New York 10010
Paul A. Garrett,	Common	5,833		*	*
Director(10)	Preferred	0
Arnold S. Graber,	Common	47,944		*	*
Executive Vice President, General	Preferred	0
Counsel and Secretary(11)
Eric W. Finlayson,	Common	90,311		1.1%	*
Senior Vice President and	Preferred	70,611		*
Chief Financial Officer(12)
Warren Jennings,	Common	64,450		*	*
Vice President of Operations(13)	Preferred	0
Executive Officers and Directors as a group (9 persons)	Common	4,836,204		56.1%	53.2%
	Preferred	8,431,300		51.1%

(1)	Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power.

(2)	Assumes all preferred stock and convertible debt is converted to common stock and all warrants and vested options are exercised.

(3)	First Analysis Corporation (“FAC”) is a common ultimate controlling party of the five named funds, which hold the Company’s stock directly as follows: Infrastructure & Environmental Private Equity Fund III, LP (30,752 common shares; 2,148,853 preferred shares, 13.0% of class), The Productivity Fund III, L.P. (19,098 common shares; 895,363 preferred shares, 5.4% of class), Apex Investment

Fund III, LP (17,901 common shares; 839,350 preferred shares, 5.1% of class), Environmental & Information Technology Private Equity Fund III (7,445 common shares; 537,226 preferred shares, 3.3% of class), and Apex Strategic Partners, LLC (1,197 common shares; 56,008 preferred shares, 0.3% of class). First Analysis Securities Corporation, a subsidiary of FAC, holds a warrant to purchase 15,000 shares.

(4)	The Argentum Group is a common ultimate controlling party of the two named funds, which hold the Company’s stock directly as follows: Argentum Capital Partners II, L.P. (424,298 common shares, including 215,385 shares issuable upon conversion of convertible debt and 43,077 issuable upon exercise of warrants, representing in the aggregate 5.2% of class; 1,241,162 preferred shares, 7.5% of class) and Argentum Capital Partners, L.P. (248,164 preferred shares, 1.5% of class).

(5)	Includes 46,796 shares issuable upon the exercise of options, 40,000 shares issuable upon conversion of convertible debt, and 8,000 warrants.

(6)	Includes (i) 48,265 shares issuable upon the exercise of options, and (ii) 90,000 warrants.

(7)	Common shares held by The Earl B. Cornette Trust (A) utd June 7, 1995, of which Mr. Cornette serves as trustee. Preferred shares held by Gene C. Cornette Declaration of Trust June 7, 1995, Trust B, of which Mr. Cornette serves as trustee.

(8)	Includes (i) shares held by venture capital funds with which Mr. Maxwell is common ultimate controlling party and described in footnote 3 above and (ii) 153,846, common shares held by the Bret R. Maxwell Revocable Trust, including 61,538 shares issuable upon conversion of convertible debt and 12,308 issuable upon exercise of warrants.

(9)	Shares held by venture capital funds with which Mr. Barandiaran is affiliated and described in footnote 4 above.

(10)	Includes 5,833 shares issuable upon the exercise of options.

(11)	Includes 47,944 shares issuable upon the exercise of options.

(12)	Includes 29,922 shares issuable upon the exercise of options.

(13)	Includes 6,250 shares issuable upon the exercise of options.
Stockholders’ Agreement
      We have entered into a Second Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”) with certain holders of our preferred stock and certain of our significant stockholders and members of management. Under the Stockholders’ Agreement, the Company and holders who owned collectively 16,066,075 (or about 97%) of the Company’s outstanding preferred stock and 3,254,159 (or about 57%) of the Company’s outstanding common stock as of May 24, 2004 (collectively, about 87% of our voting stock on a fully diluted basis) agree to vote, as stockholders, their shares of our equity securities for the election, as directors of the Company, of the four individuals designated by, respectively:

(i) Seacoast Capital Partners Limited Partnership,

(ii) collectively, five investment funds affiliated with First Analysis Corporation (i.e., Apex Investment Fund III, LP, Apex Strategic Partners, LLC, Infrastructure & Environmental Private Equity Fund III, LP, Environmental & Information Technology Private Equity Fund III, and The Productivity Fund III, L.P.),

(iii) RFE Investment Partners V, L.P., and

(iv) collectively, two investment funds affiliated with The Argentum Group (i.e., Argentum Capital Partners, L.P. and Argentum Capital Partners II, L.P.),
in each case so long as such individual or collective entity, all of whom are investors in the Company, owns at least 75% of the preferred stock held by it on May 24, 2004. Each such individual or collective entity may withdraw its designation of an individual director or designate a new individual to be a director of the Company in its own discretion from time to time. At such time as any such individual or collective entity identified in clauses (i) through (iv) above owns less than 75% of the preferred stock held by it on May 24, 2004, its designated director will be removed from the board and the remaining individual and collective entities, voting together as a group, will designate a successor director, provided that at the time of designation such remaining investors collectively own 50% of the preferred stock owned by all of the investors identified in clauses (i) through (iv) above on May 24, 2004. If they do not, the successor director will be elected by the holders of all voting capital stock voting together as a single class, with each remaining holder of preferred stock being entitled to cast the number of votes equal to the number of votes which could be cast by such holder upon conversion of the holder’s preferred stock to common stock. Effective December 31, 2004, Seacoast Capital Partners Limited Partnership and RFE Investment Partners V, L.P., waived their rights to designate directors.
      The Stockholders’ Agreement terminates upon the first to occur of (i) the consummation of an issuance of our common stock having a value of at least $30,000,000 pursuant to a registration statement under the Securities Act in a single offering, (ii) the occurrence of any event causing an automatic conversion of all shares of outstanding preferred stock (other than a request for conversion by holders of 67% of the preferred stock) as described in our Certificate of Incorporation, or (iii) the written agreement of the holders of 95% of the fully diluted capital stock held by parties to the Stockholders’ Agreement.
DIRECTORS AND EXECUTIVE OFFICERS
Meetings
      The Board of Directors held four meetings during 2005. The independent (non-management) Directors adjourned to an executive session without management (including employee Directors) present during one of those meeting. No incumbent Director attended fewer than 75      % of the board and committee meetings held during a period of 2005 in which he was a Director or committee member. All Directors are expected to attend the Company’s annual meetings with stockholders. Five Directors attended the 2005 annual meeting.
Compensation of Directors
      Mr. Cornette receives a payment of $1,000 per meeting of the Board of Directors attended. Mr. Garrett receives an annual fee of $30,000 for his services as a Director and chairman of our Audit Committee, payable in monthly installments of $2,500, and an additional payment of $1,500 for each board or committee meeting attended. As an inducement to join the Board and to chair its Audit Committee, Mr. Garrett was granted options for 10,000 shares of our common stock at an exercise price of $3.50 per share on March 16, 2005. The options vest in equal monthly installments over a period of two years and expire on March 16, 2010. None of the other outside Directors is compensated for service to us and we do not pay additional fees for membership on committees of the Board.
Board Committees
      The Board of Directors has established a standing Audit Committee and a standing Compensation Committee pursuant to written charters approved by the Board. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities. The following descriptions indicate committee memberships as of April 6, 2006.

Audit Committee.

Members:

•	Paul A. Garrett (Committee Chair and Audit Committee financial expert)

•	Bret R. Maxwell

•	Walter H. Barandiaran
      Each member of the Audit Committee is “independent” as defined in the listing standards of the American Stock Exchange. The Board has determined that Mr. Garrett satisfies the requirements for an “audit committee financial expert” under the rules and regulations of the SEC.

Functions:

•	Selects the Company’s independent auditor.

•	Reviews the independence of the Company’s independent auditor.

•	Approves the nature and scope of services provided by our independent auditor.

•	Reviews the range of fees and approves the audit fee payable to our independent auditor.

•	Confers with our independent auditor and reviews annual audit results and annual and quarterly financial statements with the independent auditor and the Company’s management.

•	Oversees the Company’s evaluation of the effectiveness of internal controls over our financial reporting.

•	Oversees our internal audit function.

•	Meets with the independent auditor without Company management present; reviews with the independent auditor any audit questions, problems or difficulties and management’s responses to these issues.

•	Meets with the Company’s management to review any matters the Audit Committee believes should be discussed.

•	Reviews with the Company’s legal counsel any legal matters that could have a significant impact on our financial statements.

•	Oversees procedures for and receipt, retention, and treatment of complaints on accounting, internal accounting controls, or auditing matters.

•	Advises and provides assistance to the Board of Directors with respect to corporate disclosure and reporting practices.
      McGladrey & Pullen, LLP currently serves as our independent auditor. A copy of our Audit Committee Charter is available on our website, www.metalico.com. The Audit Committee held seven meetings in 2005.
      The Audit Committee’s Charter establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by the Company’s independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has pre-approved all of the non-audit services provided by the Company’s independent auditors to date in 2006.

Compensation Committee.

Members:

•	Bret R. Maxwell (Committee Chair)

•	Earl B. Cornette

•	Walter H. Barandiaran
Each member of the Compensation Committee is “independent” as defined in the listing standards of the American Stock Exchange.

Functions:

•	Conducts a general review of our compensation and benefit plans to ensure that they meet corporate objectives.

•	Determines our chief executive officer’s compensation, subject to the approval of the full Board.

•	Reviews our chief executive officer’s recommendations on compensating our officers and adopting and changing major compensation policies and practices and determines levels of compensation.

•	Administers our employee benefit plans.

•	Reviews the nature and amount of Director compensation.

•	Administers our long-term compensation plan and executive bonus plan.

•	Reports its recommendations to our Board for approval and authorization.
A copy of our Compensation Committee Charter is available on our website, www.metalico.com. The Compensation Committee held three meetings in 2005.
Nominating Principles
      The full Board administers all nominating functions due to its relatively small size (at this time, six members) and the correspondingly small number of independent Directors (at this time, four). The Board’s discretion is subject to the rights of holders of our preferred stock to designate up to four directors under our Certificate of Incorporation and under the Stockholders’ Agreement described above. The nominating functions are governed by a Statement of Nominating Principles and Procedures approved by the Board and include:

•	The identification and evaluation of qualified Director candidates,

•	Recommendation of appropriate candidates for election to the Board,

•	Monitoring of Director compensation, and

•	Periodic review of Director orientation and education and the structure and composition of the Board’s committees.
A copy of our Statement of Nominating Principles and Procedures is available on our website, www.metalico.com.
      In obtaining the names of possible new nominees, the Board may make its own inquiries and will consider suggestions from individual Directors, stockholders and other sources, including independent search or other consultants retained by the Board. All potential nominees must first be considered by not less than two independent Directors before being contacted as possible nominees and before having their names formally considered by the full Board. The majority of the members of our Board are “independent” as defined in the listing standards of the American Stock Exchange. Nominations from stockholders should be submitted to the Board in writing addressed to Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary, and should include the following:

(a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the factors used by the Board in evaluating possible candidates, as described in the Statement of Nominating Principles and Procedures;

(b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock beneficially owned by such stockholders(s);

(c) a statement detailing any relationship between the proposed nominee and the Company or any customer, supplier or competitor of the Company;

(d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and

(e) the proposed nominee’s written consent to being named in a proxy statement as a nominee and to serving on the Board of Directors if elected.
Nominees recommended by stockholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors, third-party consultants, and any other sources. The Company has not at this time retained any third-party consultant or paid any commission or fee in connection with the identification or nomination of candidates for the Board.
      The Board will in each case evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent Directors, and considering the general qualifications of the potential nominees, such as:

•	Unquestionable integrity and honesty,

•	The ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole,

•	Recognized leadership in business or professional activity,

•	A background and experience which will complement the talents of the other Board members,

•	Willingness and capability to take the time to actively participate in Board and committee meetings and related activities,

•	Ability to work professionally and effectively with other Board members and the Company’s management,

•	An age to enable the Director to remain on the Board long enough to make an effective contribution, and

•	Lack of realistic possibilities of conflict of interest or legal prohibition;
and ensure that all necessary and appropriate inquiries are made into the backgrounds of such candidates.
Code of Ethics
      We have adopted a code of business conduct and ethics applicable to our directors, officers (including our principal executive officer, principal financial officer and controller) and employees, known as the Code of Business Conduct and Ethics. The Code is available on our website at www.metalico.com. In the event that we amend or waive any of the provisions of the Code applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on our website.
Stockholder Communication with Board Members
      Stockholders who wish to communicate with our Board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written communications specifically marked as a communication for our Board of Directors, or a particular Director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular Director to which they are addressed, or presented to the full Board or the particular Director at the next regularly scheduled Board meeting. In addition, communications sent to us via telephone or facsimile for our Board of Directors or a particular Director will be forwarded to our Board or the Director by an appropriate officer.

Executive Officers
      In addition to our president, Carlos E. Agüero, and our executive vice president, Michael J. Drury, who are Directors and whose backgrounds are described above under the caption “Proposal No. 1,” the following individuals serve as executive officers of the Company:

Arnold S. Graber, age 52, has been Executive Vice President and General Counsel of the Company since May 3, 2004 and the Secretary since July 1, 2004. From 2002 until April 2004 he practiced law with the firm of Otterbourg, Steindler, Houston & Rosen, P.C. in New York, New York, where he focused on transactional matters and corporate finance. From 1998 to 2001 he served as general counsel of TSR Wireless LLC, a privately held paging carrier and telecommunications retailer based in Fort Lee, New Jersey. From 1988 to 1998, Mr. Graber was a member of the Law Department of The First National Bank of Chicago. Prior to that time he was in private practice. He is a member of the bars of the states of Illinois, New Jersey, and New York.

Eric W. Finlayson, age 47, has been our Senior Vice President and Chief Financial Officer since the Company’s founding in August 1997. Mr. Finlayson is a Certified Public Accountant with twenty-five years of experience in accounting. He has extensive background in SEC reporting and compliance. From 1993 through 1997, Mr. Finlayson was Corporate Controller of Continental Waste Industries.

Warren Jennings, age 48, was appointed our Vice President of Operations effective January 1, 2006. From 1999 through the end of 2005 he served as general manager of special projects for Metal Management, Inc., a nationwide scrap metal recycling concern. Prior to that time he was employed by the Company with responsibility for business development and acquisitions. He has more than twenty-five years of experience in the scrap recycling industry and has extensive experience in the integration of acquisitions.
Certain Relationships and Related Party Transactions
      Carlos E. Agüero, our Chairman, President and Chief Executive Officer, is a limited partner of Infrastructure & Environmental Private Equity Fund III, L.P., and of Argentum Capital Partners II, L.P., two of the Company’s venture capital investors. His holdings in each fund are less than 1% of such fund’s limited partnership interests.
      The Argentum Group, the ultimate controlling party of Argentum Capital Partners II, L.P. and Argentum Capital Partners, L.P. which hold certain interests in the Company as set forth above, also controls partnership interests in two other investment funds that hold a portion of the Company’s stock, Infrastructure & Environmental Private Equity Fund III, LP, and Environmental & Information Technology Private Equity Fund III. Walter H. Barandiaran, a director of the Company, is a managing partner of The Argentum Group.
      Paul A. Garrett, a director of the Company, is a limited partner of Kitty Hawk Capital Limited Partnership IV, one of the Company’s venture capital investors. His holdings in the partnership are less than 1% of its limited partnership interests.
      On September 30, 2004, we closed a limited private offering of convertible debt to unaffiliated third party accredited investors and certain related parties identified below. The offering was arranged to raise capital for our September 30, 2004 Mayco joint venture interest acquisition. In exchange for their respective advances, the Company, with the approval of the disinterested members of our Board of Directors, issued to each individual holder a subordinated unsecured convertible promissory note (each a ”September Convertible Note”) in a principal amount representing a premium over funds provided of 10%. Interest accrued under the notes at a rate of 7% per annum, payable monthly. Principal was to be due in full at maturity on September 30, 2005. Individual noteholders, at their respective options, were entitled to convert the outstanding principal balances of their respective notes into shares of our common stock at a conversion price of $2.75 per share on or before a date later determined to be March 29, 2005. All debt evidenced by September Convertible Notes was converted to shares of our common stock, resulting in the issuance of 1,400,000 shares. The terms of the September Convertible Notes were offered to and accepted by unaffiliated third parties in arm’s-length transactions. Mr. Agüero held a September Convertible Note in the principal amount of $495,000. Argentum Capital Partners II, L.P., a holder of stock in the Company, held a September Convertible Note in the principal amount of $330,000. Seacoast Capital Partners Limited Partnership, a holder of stock in the Company, held a September Convertible Note in the principal amount of $330,000. Kitty Hawk Capital Limited Partnership IV, another holder of stock in the Company, held a September Convertible Note in the principal amount of $275,000. Bret R. Maxwell, a Director of the Company and the representative of five investment funds that hold stock in the Company, had an interest in a September Convertible Note in the principal amount of $220,000 held by the Bret R. Maxwell Revocable Trust. Earl B. Cornette, a Director of the Company who also controls stock in the Company through a trust of which he is the trustee, had an interest in a September Convertible Note in the principal amount of $165,000 held by The Gene C. Cornette Trust utd June 7, 1995.
      On February 6, 2004, with the approval of our Board of Directors, Mr. Agüero and Michael J. Drury, our Executive Vice President, advanced $500,000 and $250,000, respectively, to the Company in exchange for promissory notes executed on behalf of the Company and payable to Mr. Agüero in the principal amount of $600,000 and Mr. Drury in the principal amount of $300,000. The Company used the proceeds of the advances to redeem indebtedness (which accrued interest at a rate of 12% per annum) owed to and warrants held by a former lender. The notes were amended and converted to demand obligations without stated maturities as of February 5, 2005, with the approval of the Board. Interest on the outstanding balance accrues under each note at a rate of 7% per annum, payable monthly. The indebtedness represented by the notes is expressly subordinated to our indebtedness to our senior lender under our secured credit facility. A principal payment of $150,000 was made on the note payable to Mr. Drury in March of 2006. We believe these transactions were on terms at least as favorable to the Company as we would expect to negotiate with unrelated third parties.
      On February 9, 2004, Mr. Agüero advanced $700,000 to us under the terms of a promissory note executed on behalf of the Company and approved by our Board of Directors. Interest accrued under the note at a rate of 5% per annum until February 9, 2005, after which it accrued under the note at a rate of 7% per annum, payable monthly under the terms of an amendment. With the approval of the Board, the note was later amended and converted to a demand obligation without a stated maturity as of February 9, 2005. The advances were used as short-term bridge financing in order to help fund the acquisition of assets of a scrap handling subsidiary in Buffalo, New York on February 9, 2004. The indebtedness was retired and the note cancelled in March of 2006. We believe this transaction was on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires that the Company’s directors, executive officers, and 10% stockholders file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Directors, officers, and 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.
      Based solely on its review of the copies of such reports and written representations from certain reporting persons, we believe that all of our directors, officers, and 10% stockholders complied with all filing requirements applicable to them during the 2005 fiscal year.

REPORT OF THE AUDIT COMMITTEE
To: The Board of Directors
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website, www.metalico.com. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with McGladrey & Pullen, LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by Standard No. 1 of the Independence Standards Board (Independence Discussions with Audit Committees), as amended provided to the Audit Committee by McGladrey & Pullen, LLP;

•	discussed with McGladrey & Pullen, LLP its independence from management and the Company and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

•	discussed with McGladrey & Pullen, LLP the overall scope and plan for its audit. The Audit Committee meets with McGladrey & Pullen, LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC; and

•	selected McGladrey & Pullen, LLP to serve as the Company’s independent auditors for 2006.

Respectfully submitted,

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Paul A. Garrett, Chairman
Bret R. Maxwell
Walter H. Barandiaran
      The Audit Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
      The following table sets forth the total compensation for the Chief Executive Officer and all other executive officers (the “Named Officers”) whose total compensation exceeded $100,000 during 2005 for their services to the Company and its subsidiaries for each of the years ended December 31, 2005, 2004 and 2003. Employees not deemed to be “executive officers” of the Company who earned more than $100,000 in salary and bonus are excluded from this table.
Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards(a)
					All Other
		Salary	Bonus(a)	Securities Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options/SARs/Warrants	($)

Carlos E. Agüero	2005	257,403	60,000	23,333	17,068	(b)
President and Chief Executive	2004	251,455	135,000	54,000	17,415	(b)
Officer	2003	195,000	125,000	10,000	15,679	(b)
Michael J. Drury	2005	200,324	55,000	16,667	11,457	(c)
Executive Vice President	2004	189,726	100,000	130,000	12,026	(c)
	2003	146,000	75,000	20,000	8,602	(c)
Arnold S. Graber	2005	189,000	38,000	10,000	5,458	(d)
Executive Vice President, General	2004	121,154	70,000	78,000	892	(d)
Counsel and Secretary
Eric W. Finlayson	2005	130,590	32,000	10,000	7,102	(e)
Senior Vice President and	2004	125,120	65,000	36,000	8,522	(e)
Chief Financial Officer	2003	96,600	50,000	10,000	6,163	(e)

(a)	Cash bonuses and stock option grants are included in compensation for the year for which they were earned, even if actually paid or awarded in the subsequent year.

(b)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation) for the benefit of Mr. Agüero of $11,200, $10,251 and $8,802 and the dollar value of term life insurance premiums paid for the benefit of Mr. Agüero of $1,068, $2,154 and $1,807 for the years ending December 31, 2005, 2004 and 2003, respectively. Also includes car insurance premiums for additional vehicles of $4,800, $5,010 and $5,070 for the years ending December 31, 2005, 2004 and 2003, respectively. In 2005 Mr. Agüero also exercised 38,462 options granted in 1998 at a price of $.30 per share.

(c)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation) for the benefit of Mr. Drury of $10,613, $10,357 and $7,199 and the dollar value of term life insurance premiums paid for the benefit of Mr. Drury of $844, $1,669 and $1,403 for the years ending December 31, 2005, 2004 and 2003, respectively.

(d)	Includes a matching contribution payment made to our 401(k) Plan (4% of eligible compensation) for the benefit of Mr. Graber of $4,361 for the year ending December 31, 2005 and the dollar value of term life insurance premiums paid for the benefit of Mr. Graber of $1,097 and $893 for the years ending December 31, 2005 and 2004, respectively.

(e)	Includes matching contribution payments made to our 401(k) Plan (4% of eligible compensation) for the benefit of Mr. Finlayson of $6,423, $7,309 and $5,120 and the dollar value of term life insurance premiums paid for the benefit of Mr. Finlayson of $679, $1,213 and $1,043 for the years ending December 31, 2005, 2004 and 2003, respectively.
Option Grants in Last Fiscal Year
      On March 16, 2005 we issued 10,000 stock options to Paul A. Garrett upon his election to our Board of Directors. Mr. Garrett’s options have an exercise price of $3.50 per share, vest monthly over a two-year period, and expire on March 16, 2010. We issued a total of 45,000 stock options to Warren Jennings in December of 2005 in anticipation of his joining us as our Vice President of Operations in January 2006. We have also granted options to our executive officers earned pursuant to our executive bonus plan for 2005 as described in the Summary Compensation Table above.
      The following table sets forth information concerning the grants described above made to Mr. Jennings and the Named Officers by us during 2005. All grants were made under the 1997 Long-Term Incentive Plan described below.

	Individual Grants

	Number of					Potential Realizable Value
	Securities	Percent of				at Assumed Annual Rates
	Underlying	Total Options	Exercise	Market		of Stock Price Appreciation
	Options	Granted to	of Base	Price on		for Option Term
	Granted	Employees in	Price	Date of	Expiration
Name	(#)	Fiscal Year	($/Sh)	Grant	Date	5% ($)	10% ($)	0% ($)

Carlos E. Agüero	23,333	4.3%	$3.03	$3.03	12/31/10	19,533	43,162	0
Carlos E. Agüero(1)	54,000	9.9%	$4.90	$4.90	12/31/09	57,023	122,801	0
Michael J. Drury	16,667	3.1%	$3.03	$3.03	12/31/10	13,953	30,831	0
Michael J. Drury(1)	40,000	7.3%	$4.90	$4.90	12/31/09	42,239	90,964	0
Arnold S. Graber	10,000	1.8%	$3.03	$3.03	12/31/10	8,371	18,498	0
Arnold S. Graber(1)	28,000	5.1%	$4.90	$4.90	12/31/09	29,567	63,675	0
Eric W. Finlayson	10,000	1.8%	$3.03	$3.03	12/31/10	8,371	18,498	0
Eric W. Finlayson(1)	26,000	4.8%	$4.90	$4.90	12/31/09	27,456	59,126	0
Warren Jennings	10,000	1.8%	$3.03	$3.03	12/31/10	8,371	18,498	0
Warren Jennings	10,000	1.8%	$3.53	$3.03	12/31/10	3,371	13,498	N/A
Warren Jennings	25,000	4.6%	$4.03	$3.03	12/31/10	N/A	21,246	N/A

(1)	Options earned as 2004 compensation awarded in 2005.
Employment Contracts
      We have an employment agreement with our President and Chief Executive Officer, Carlos E. Agüero, for a three-year term ending on December 31, 2006. The agreement automatically extends for additional one-year periods unless either we or Mr. Agüero terminate it upon thirty days’ written notice. The agreement provides for specified minimum annual compensation. Upon the occurrence of a change in control (as defined in the agreement) or in the event of Mr. Agüero’s termination of employment as a result of death or disability, the agreement provides that all unvested options held by Mr. Agüero will become 100% vested. In addition, in the event that we terminate Mr. Agüero’s employment without cause or upon the occurrence of a change in control, we will be required to pay him an amount equal to the greater of $870,000 or the total amount of base salary that would otherwise have been paid to him from the date of such termination or change of control until the last day of the initial three-year term of the agreement. The required payment would reduce dollar-for-dollar the principal amount of existing unsecured loans owed by the Company to Mr. Agüero. We also provide Mr. Agüero with a $250,000 life insurance policy under the agreement. The agreement contains confidentiality restrictions applicable during and after the period of employment, non-solicitation provisions applicable during the period of employment and for two years following termination of employment, and non-competition provisions applicable during the period of employment and, under certain circumstances at our election, for a specified period following termination of employment.
      We also have employment agreements with Michael J. Drury, our Executive Vice President, Eric W. Finlayson, our Senior Vice President and Chief Financial Officer, Arnold S. Graber, our Executive Vice President, General Counsel and Secretary, and Warren Jennings, our Vice President of Operations. Each employment agreement ends on December 31, 2006 except for that of Mr. Jennings, which expires on December 31, 2008. Each agreement automatically extends for additional one-year periods unless either we or the executive terminate it upon thirty days written notice. The agreements provide for specified minimum annual compensation. Upon the occurrence of a change in control (as defined in the agreements) or in the event of the executive’s termination of employment by us without cause or as a result of death or disability, each agreement provides that all unvested options held by such executive will become 100% vested. In addition, in the event that we terminate such executive’s employment without cause, we will be required to pay him an amount equal to his base salary for twelve months. We also provide each executive with a $250,000 life insurance policy under each agreement. Each agreement contains confidentiality restrictions applicable during and after the period of employment, non-solicitation provisions applicable during the period of employment and for two years following termination of employment, and non-competition provisions applicable during the period of employment and, under certain circumstances at our election, for a specified period following termination of employment.
Executive Bonus Plan
      Our Board of Directors has approved an incentive compensation plan for our executive officers to be administered by the Board’s Compensation Committee. The Compensation Committee identified a series of corporate and individual goals for 2005. Each executive officer was allocated a measure of responsibility for particular goals. Individual incentive awards were based on the achievement of allocated goals and discretionary evaluations of the eligible employees. Awards included a cash payment and a grant of options to purchase our common stock.
1997 Long-Term Incentive Plan
      We have adopted the 1997 Long-Term Incentive Plan (the “1997 Plan”) for the purpose of providing additional performance and retention incentives to officers and employees by facilitating their purchase of a proprietary interest in our common stock. Subject to anti-dilution adjustments for changes in our common stock or corporate structure, the 1997 Plan allows for a number of shares of our common stock equal to the greater of 525,000 shares of our common stock or 10% of the total number of shares of our common stock outstanding to be issued pursuant to awards under the 1997 Plan. Based on the outstanding shares of our common stock as of April 6, 2006, the maximum number of shares of our common stock that may be issued under the 1997 Plan is 797,273 shares.
      The 1997 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, deferred stock awards and other equity-based rights. Awards under the 1997 Plan may be granted to our officers, consultants and employees as determined by the plan administrator from time to time in its discretion. The 1997 Plan is administered by the Compensation Committee of our Board of Directors. It is due to expire August 22, 2007. However, the Board intends to cease issuing awards under the 1997 Plan upon the effectiveness of the 2006 Long-Term Incentive Plan described under Proposal 3 above.
      Stock options are granted based upon several factors, including seniority, job duties and responsibilities, job performance, and our overall performance. Stock options are most often granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant, and become vested at such times as determined by the Compensation Committee in its discretion. In most cases, stock options vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant. Unless otherwise determined by the Compensation Committee at the time of grant, all outstanding awards under the 1997 Plan will become fully vested upon a change in control. We have not historically granted stock appreciation rights, restricted stock awards, deferred stock awards, or warrants under the 1997 Plan.
      We receive no monetary consideration for the granting of stock options pursuant to the 1997 Plan. However, we receive the cash exercise price for each option exercised. Shares issued as a result of the exercise of options will be authorized but unissued shares. The exercise of options and payment for the shares received would contribute to our equity.
      As of April 6, 2006, approximately 34,998 shares of our common stock remained available for issuance under the 1997 Plan, and 762,275 shares of our common stock have either been issued under the 1997 Plan or are subject to outstanding awards under the plan.

Equity Compensation Plan Information
      We have one stockholder approved equity compensation plan, the 1997 Long Term Incentive Plan described above. Options generally vest in equal monthly installments over three years and may be exercised for up to five years from the date of grant. However, the 78,750 options granted as of December 31, 2002 vested in equal monthly installments on a three-year schedule with an acceleration of the last year on the second anniversary of the grant date, resulting in full vesting at the end of two years.
      The following table provides certain information regarding our equity incentive plans as of December 31, 2005.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	782,275	$3.20	14,998
Equity compensation plans not approved by security holders	90,000	0.01	—

Total	872,275	$2.87	14,998

Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves as a director or compensation committee member of any entity that has one or more of its executive officers serving as one of our Directors or on our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
To: The Board of Directors
      As members of the Compensation Committee, it is our duty to review and oversee the Company’s overall compensation program for its senior management. The Compensation Committee oversees the administration of the Metalico, Inc. Executive Bonus Plan (the “Bonus Plan”) and the Metalico, Inc. 1997 Long-Term Incentive Plan, as amended (the “Option Plan”). In addition, the Compensation Committee recommends to the full Board of Directors the compensation and evaluates the performance of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the other officers of the Company. The Compensation Committee is comprised entirely of non-employee Directors.
      The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company’s overall growth and performance, including each person’s individual performance during the previous fiscal year. The Company’s compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.
      The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.
      The Compensation Committee recommends the compensation package for the Company’s Chief Executive Officer, Mr. Carlos E. Agüero, and reviews the compensation packages of other members of senior management in light of information collected by and reported to the Compensation Committee. The Compensation Committee considers various indicators of success on both a corporate and an individual level in determining the overall compensation package for Mr. Agüero and for other members of senior management. The Compensation Committee considers such corporate performance measures, among others, as revenue, operating income and earnings per share in its calculation of Mr. Agüero’s compensation, as well as the Company’s performance in the context of the overall economic climate as applicable to our industries and our businesses.
      The Company’s annual compensation package for Mr. Agüero and the other members of senior management will typically consist of: (a) salary, (b) an annual cash bonus, and (c) a long-term incentive award in the form of stock options. The 2005 base salaries for members of the Company’s senior management were established in their respective employment agreements with the Company.
      The Option Plan provides the Company with the ability to reward key employees annually with stock options as equity incentives. These long-term incentives are designed to couple the interests of key employees with those of the stockholders of the Company. Stock options provide an incentive that focuses the individual’s attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options can be tied, in part, to the future performance of the Company’s common stock and provides additional value to the recipient when the price of the Company’s common stock increases. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives. The Company granted non-qualified stock options to various members of the Company’s management, including Mr. Agüero, with respect to performance in 2005. The number of options granted to each member of senior management was determined in accordance with the relative position, seniority and contribution of each such officer.

      For the Company’s performance during each calendar year, the Committee reviews and approves updated performance parameters and objectives under the Bonus Plan for senior management and other key employees of the Company, including Mr. Agüero. Pursuant to the Bonus Plan, these individuals will be entitled to receive cash bonus awards and stock option awards equal to targeted percentages of each individual’s respective base salary as adjusted to reflect Company and individual performance in the discretion of the Committee, with the approval of the Board of Directors. These awards are based upon the Company and each respective officer achieving certain quantitative and qualitative objectives. The Compensation Committee reviews the compensation paid to the other members of senior management in a similar manner as that of the Chief Executive Officer. Each officer’s overall compensation is based upon the Company achieving certain financial objectives, together with each officer satisfying certain qualitative individual management objectives.
      The Committee believes that the Company has an appropriate compensation structure that properly rewards and motivates senior management and other key employees to build stockholder value.

Respectfully submitted,

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Bret R. Maxwell, Chairman
Earl B. Cornette
Walter H. Barandiaran
      The Compensation Committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SHAREHOLDER PERFORMANCE
      Set forth below is a line graph comparing the cumulative total stockholder return on our common stock against the cumulative total return of the Russell 2000 Index and the Standard & Poor’s Iron and Steel Industry Index Group from March 15, 2005, the first day of public trading of our common stock on the American Stock Exchange, through December 31, 2005. The graph assumes that $100 was invested in the Company’s Common Stock and each index on March 15, 2005, and that all dividends were reinvested.

	3/15/05	12/31/05

Metalico, Inc.	100.0	58.3

Russell 2000 Index	100.0	107.4

S&P Steel Index	100.0	104.9

OTHER MATTERS
      The Board of Directors does not intend to bring any other business before the Annual Meeting and, as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. Should any other matters arise, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment on such matters in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.
SHAREHOLDER PROPOSALS FOR 2007
      Stockholder proposals, including Director nominations, intended for inclusion in the Company’s proxy statement for its 2007 annual general meeting (expected to be held on or about May 22, 2007) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be directed to the Secretary, Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, and must have been received on or before December 14, 2006 so that they may be considered by the Company for inclusion in its proxy statement relating to that meeting. Stockholder proposals to be considered at the 2007 meeting and intended for inclusion under the Company’s Bylaws must be directed to the Secretary not earlier than January 23, 2007 and not later than February 22, 2007 and are subject to the requirements set forth in our Bylaws.

COPIES OF ANNUAL REPORTS ON FORM 10-K
      A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including audited financial statements set forth therein but otherwise without exhibits, accompanies this Proxy Statement. Upon the written request of a stockholder, the Company will provide copies of the exhibits to the Form 10-K, but a reasonable fee per page will be charged to the requesting stockholder. Such requests should be directed to Metalico, Inc., 186 North Avenue East, Cranford, New Jersey 07016, Attention: Secretary. The exhibits are also available as attachments to our online EDGAR filings with the SEC, which are accessible through our website, www.metalico.com.

BY ORDER OF THE BOARD OF DIRECTORS

Arnold S. Graber
Executive Vice President, General Counsel and Secretary
Cranford, New Jersey
April 13, 2006

APPENDIX A
METALICO, INC.
2006 LONG-TERM INCENTIVE PLAN
      1.     Purpose. The purpose of this 2006 Long-Term Incentive Plan (the “Plan”) of Metalico, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers and other key employees and consultants of, and service providers to, the Company and its subsidiaries, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting the creation of long-term value for stockholders by closely aligning the interests between such persons and the Company’s stockholders.
      2.     Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
      “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.
      “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.
      “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.
      “Board” means the Company’s Board of Directors.
      “Cause” shall mean “Cause” as such term is defined in the Participant’s employment agreement, or if none shall exist, as any of the following: (a) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including but not limited to those relating to harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy, including but not limited to the Company’s Code of Business Conduct and Ethics; or (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.
      “Change in Control” and related terms have the meanings specified in Section 9.
      “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.
      “Committee” means the Compensation Committee of the Board or such other Board Committee as may be designated by the Board to administer the Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
      “Converted Stock Equivalent” means the number of shares of Stock to which the outstanding Preferred Stock, $.001 par value, of the Company could be converted as of any date of determination.

      “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).
      “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.
      “Disability” shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.
      “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.
      “Effective Date” means the effective date specified in Section 11(p).
      “Eligible Person” has the meaning specified in Section 5.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
      “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, PROVIDED, HOWEVER, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the closing price as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee).
      “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.
      “Non-Qualified Stock Option” means any Option not designated as an Incentive Stock Option or ISO within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.
      “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.
      “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
      “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
      “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.
      “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).
      “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.
      “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
      “SAR” or “Stock Appreciation Rights” means a right granted to a Participant under Section 6(c).
      “Stock” means the Company’s Common Stock, $.001 per value, and any other equity securities of the Company that may be substituted or resubstituted for Stock or any other equity securities pursuant to Section 11 hereof.

3.     Administration.
      (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).
      (b) Manner of Exercise of Committee Authority. At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.
      (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegate shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.     Stock Subject to Plan.
      (a) Amount of Stock Reserved. The total amount of Stock that may be subject to outstanding awards, determined immediately after the grant of any Award, shall not exceed 10% of the total of (i) the number of shares of Stock outstanding at the time of such grant and (ii) the Converted Stock Equivalent outstanding at the time of such grant, including the number of shares which become available in accordance with

Section 4(b) after the Effective Date. In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be 10% of the total of (i) the number of shares of Stock outstanding at the date of the adoption of the Plan by the Board of Directors and (ii) the Converted Stock Equivalent outstanding at the date of the adoption of the Plan by the Board of Directors, subject in each case to adjustment as provided in Section 11(c) and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award). Any shares of Stock delivered under the Plan may consist of authorized and unissued shares, or treasury shares or shares acquired in the market place for a Participant’s Account.
      (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan. Shares that have been issued in connection with an Award (e.g., Restricted Stock) that are canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of any exchange or other authority to which the Company is then subject. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.
5.     Eligibility and Certain Award Limitations.
      (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a non-employee consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.
      (b) Annual Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation”

under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 100,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $600,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.
6.     Specific Terms of Awards.
      (a) General: Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
      (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Non-Qualified Stock Options) shall be determined by the Committee, provided that the exercise price per share of Stock purchasable under an ISO shall be not less than the Fair Market Value of a share of Stock on the date of grant of such ISO, subject to Section 8(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) Unless otherwise designated by the Committee in connection with the grant of an Option, subject to the terms and conditions set forth in this Section 6, each Option shall become vested and exercisable over a three year period, with 1/36 of the Option shares vesting during each of the successive 36 months on the same day of the month as the date of grant of the Option, beginning in the month following the date of grant.

(iv) If the date of grant of an Option is the 31st day of a month, 1/36 of the Option shares shall vest on the last day of each of the successive 36 months, beginning in the month following the date of grant.

(v) For purposes of determining the vesting date of Option shares in the month of February, Options with a date of grant of the 29th or 30th day of the month shall vest on the 28th day of February. In a leap year, such Options shall vest on the 29th day of February.

(vi) If a Participant’s employment termination occurs due to the Participant’s death or Disability (as defined in Section 2 of the Plan), the Participant (or the Participant’s authorized representative) will be permitted to exercise the Participant’s vested Options until the earlier of: (a) the date which is twelve (12) months from the date of the Participant’s employment termination; and (b) the expiration of the term of the Option. Any Options which were not vested as of the Participant’s employment termination date shall become immediately cancelled and of no further force or effect upon the date of the termination of the Participant’s employment.

(vii) If a Participant’s employment with the Company is terminated for other than Cause, death or Disability, all of the Participant’s Options which are vested and unexercised as of the date of the Participant’s employment termination may be exercised until the earlier of: (a) the date which is ninety (90) days after the Participant’s employment termination date; and (b) the expiration of the term of the Option. Any Options which were not vested as of the Participant’s employment termination date shall become immediately cancelled and of no further force or effect upon the date of the termination of the Participant’s employment.

(viii) Nothing in this Section shall extend the duration of any Options granted hereunder beyond the last date of the term of the Option, unless such an extension is specifically authorized in writing by the Board or the Committee.

(ix) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.
      (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of a SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
      (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

      (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.
      (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
      (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
7.     Performance Awards, Including Annual Incentive Awards.
      (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the

Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
      (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given Performance Period, as specified by the Committee in accordance with Sec-

tion 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

      (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that performance period. The amounts potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.
      (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.     Certain Provisions Applicable to Awards.
      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied as payment toward the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.
      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b).
      (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
      (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
9.     Change in Control.
      (a) Effect of “Change in Control” on Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for Cause, subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of “parachute payments” under Sections 280G and 4999 of the Code.

      (b) Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.
      (c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following (whether as a result of a series of transactions or an isolated event): (1) the consummation of any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 51% of the surviving Corporation; (2) the consummation of any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Stock of the Company or any securities having voting rights that the Company has issued or may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 51% or more of the combined voting power of the Company’s then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of a Participant under this Plan). Notwithstanding the preceding sentence, (i) any transaction that involves a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, shall not constitute a Change in Control.
      (d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.     Additional Award Forfeiture Provisions.
      (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, such forfeitures to be effective at the later of the occurrence of the Forfeiture Event or the Participant’s termination of employment:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this-Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.
      (b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested;

(iv) The Participant violates the material terms of any agreement entered into with the Company, including but not limited to an applicable employment agreement. Whether a Participant violates the material terms of any such agreement shall be determined within the sole discretion of the Committee; or

(v) The Participant is terminated for Cause.

      (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).
      (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.
11.     General Provisions.
      (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

      (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
      (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
      (d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83 (b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83 (b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

      (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.
      (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or its subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
      (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
      (k) Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.
      (1) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
      (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.
      (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.
      (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
      (p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

METALICO, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints David J. DelBianco and Katherine B. Mikel, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Metalico, Inc. (the “Company”) held of record by the undersigned on April 6, 2006, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Newark Liberty International Airport Marriott Hotel, Newark Liberty International Airport, Newark, New Jersey, beginning at 9:30 a.m., local time on Tuesday, May 23, 2006, and at any adjournment thereof, upon the following matters:
PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Board of Directors recommends a vote FOR Proposal No. 1.

ELECTION OF DIRECTORS	☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees:	Carlos E. Agüero Michael J. Drury	Earl C. Cornette Bret R. Maxwell	Walter H. Barandiaran Paul A. Garrett
Terms expiring at the 2007 Annual Meeting
(Authority to vote for any nominee named above may be withheld by lining through that nominee’s name.)
2. Board of Directors recommends a vote FOR Proposal No. 2.

RATIFY SELECTION OF AUDITOR	☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Board of Directors recommends a vote FOR Proposal No. 3.

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN	☐ FOR	☐ AGAINST	☐ ABSTAIN
4. Other Matters
In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.
☐ MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW
☐ MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING
     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No. 1, Proposal No. 2, and Proposal No. 3 above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in Proposal No. 1 declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.
Dated: __________________, 2006

Signature

Signature
(Your signature(s) should conform to your name(s) as printed hereon. Co-owners should all sign.).